UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

HNI Corporation
(Exact name of registrant as specified in its charter)

Iowa	001-14225	42-0617510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(Address of principal executive offices)
(Zip Code)

(563) 272-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On June 1, 2023 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of March 7, 2023 (the “Merger Agreement”), by and among HNI Corporation, an Iowa corporation (“HNI”), Ozark Merger Sub, Inc., an Indiana corporation and a wholly-owned subsidiary of HNI (“Merger Sub”), and Kimball International, Inc. (“Kimball”), Merger Sub merged with and into Kimball, with Kimball surviving the merger and becoming a wholly-owned subsidiary of HNI (the “Merger”). As a result of the Merger, Kimball, along with its subsidiaries, became subsidiaries of HNI.

Item 1.01.	Entry into a Definitive Material Agreement.

On May 25, 2023, HNI entered into the First Additional Loan Amendment to the Term Loan Credit Agreement (the “First Additional Amendment to Term Loan”), which amends the Term Loan Credit Agreement (the “Existing Term Loan Credit Agreement”, and the Existing Term Loan Credit Agreement as amended by the First Additional Amendment to Term Loan, the “Term Loan Credit Agreement”) among HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

The First Additional Amendment to Term Loan amends the Existing Term Loan Credit Agreement to increase the aggregate amount of commitments under the Existing Term Loan Credit Agreement by establishing additional loans in an aggregate principal amount of $20,000,000.  The proceeds of the term loans borrowed under the Term Loan Credit Agreement were used to finance the Merger and pay fees and expenses related thereto.

Except as described above, all of the other material terms of the Existing Term Loan Credit Agreement remain unchanged and in full force and effect.  The foregoing summary of the First Additional Amendment to Term Loan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of First Additional Amendment to Term Loan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 1, 2023, HNI entered into the First Additional Loan Amendment to the Fourth Amended and Restated Credit Agreement (the “First Additional Amendment to Revolver”), which amends the Fourth Amended & Restated Credit Agreement (the “Existing Revolving Credit Agreement”, and the Existing Revolving Credit Agreement as amended by the First Additional Amendment to Revolver, the “Revolving Credit Agreement”) among HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

The First Additional Amendment to Revolver amends the Existing Revolving Credit Agreement to increase the aggregate amount of commitments under the Existing Revolving Credit Agreement by establishing additional revolving loans in an aggregate principal amount of $25,000,000.  The proceeds of the revolving loans borrowed under the Revolving Credit Agreement will be used for general corporate purposes.

Except as described above, all of the other material terms of the Existing Revolving Credit Agreement remain unchanged and in full force and effect.  The foregoing summary of the First Additional Amendment to Revolver does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of First Additional Amendment to Revolver, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, HNI completed the Merger. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Kimball, par value $0.05 per share (“Kimball Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (a) shares of Kimball Common Stock owned by HNI, Kimball, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, (b) shares of Kimball Common Stock held in the treasury of Kimball, (c) shares of Kimball Common Stock held by Kimball shareholders that properly exercised their appraisal rights under Indiana law, and (d) certain shares of Kimball Common Stock subject to long-term incentive awards (collectively, the “Excluded Shares”)), was converted into the right to receive (i) $9.00 in cash (the “Cash Consideration”) and (ii) 0.1301 of a validly issued, fully paid and nonassessable share of common stock of HNI, par value $1.00 per share (“HNI Common Stock”) (the “Exchange Ratio”). No fractional shares of HNI common stock were issued and each former Kimball shareholder who would otherwise have been entitled to receive a fraction of a share of HNI Common Stock in connection with the Merger is entitled to receive in lieu thereof a cash payment, without interest and subject to any applicable withholding taxes, in accordance with the Merger Agreement.

In addition, pursuant to the Merger Agreement, at the Effective Time, the tranche of each outstanding award of Kimball restricted stock units that was not subject to performance vesting conditions (“Time-Based RSU Award”) and was scheduled to vest (a) on June 30, 2023, automatically vested in full and was cancelled and converted into the right to receive from HNI, with respect to each share of Kimball Common Stock subject to such vesting tranche, an amount of cash (without any interest thereon and subject to applicable withholding taxes) equal to the sum of (i) the Cash Consideration plus the dividend equivalents that have accrued thereon, and (ii) the volume weighted average price per share of HNI Common Stock on the New York Stock Exchange for the ten consecutive trading days ending the two trading days prior to the closing of the Merger as reported by Bloomberg, L.P. (such price, the “HNI Share Price”) multiplied by the Exchange Ratio; and (b) after June 30, 2023, ceased to represent an award with respect to Kimball Common Stock and was automatically converted into a restricted stock unit award, on the same terms and conditions, with respect to a number of shares of HNI Common Stock, determined by multiplying (i) each share of Kimball Common Stock subject to such Time-Based RSU Award vesting tranche by (ii) the sum of (A) the Exchange Ratio and (B) the quotient of the sum of the Cash Consideration plus the dividend equivalents accrued thereon, divided by the HNI Share Price.

Additionally, at the Effective Time, each outstanding award of Kimball restricted stock units subject to performance-based vesting based on relative total shareholder return (“RTSR Award”) vested at a pro rata portion of the target number of shares subject to such RTSR Award, based on the portion of the performance cycle then completed, and each outstanding award of Kimball restricted stock units subject to performance-based vesting based on earnings per share (“EPS Award”) vested at the target number of shares subject to such EPS Award, and each RTSR Award and EPS Award was automatically cancelled and converted into the right to receive from HNI, in respect of each share of Kimball Common Stock subject to the vested portion of such cancelled RTSR Award or EPS Award, as applicable, an amount of cash (without any interest thereon and subject to applicable withholding taxes), equal to the sum of (i) the Cash Consideration, plus (ii) the HNI Share Price multiplied by the Exchange Ratio.

The issuance of shares of common stock of HNI in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to HNI’s registration statement on Form S-4, as amended (File No. 333-271298), declared effective by the Securities and Exchange Commission (“SEC”) on April 27, 2023.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to HNI’s Current Report on Form 8-K filed with the SEC on March 10, 2023, and is incorporated herein by reference.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Kimball’s current directors and officers ceased serving in such capacities, except the following who will remain officers of Kimball International: Kourtney Smith, Chief Operating Officer, Gregory Meunier, EVP Global Operations, Lonnie Nicholson, Chief Human Resources Officer, Michael Roch, Chief Customer Officer Workplace & Health, and Chris Robison, President of Poppin.

As of the Effective Time, HNI assumed the Kimball International, Inc. Amended and Restated 2017 Stock Incentive Plan, which was renamed the HNI Corporation Stock Incentive Plan for Legacy Kimball Employees (the “Legacy Kimball Plan”), including the Kimball Common Stock share pool remaining thereunder as of the Effective Time (as appropriately adjusted to reflected the Merger).  The Legacy Kimball Plan was assumed for purposes of the converted Time-Based RSU Awards and future grants of equity awards with respect to HNI common stock to legacy Kimball employees.  Equity awards under the Legacy Kimball Plan may not be granted to individuals who were employed, immediately prior to the Effective Time, by HNI or any of HNI’s pre-Effective Time subsidiaries.  The aggregate number of shares of HNI common stock that may be issued under the Legacy Kimball Plan is 1,100,778.04, inclusive of shares subject to the converted Time-Based RSU Awards.

Item 8.01.	Other Events.

On the Closing Date, HNI issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, by and among HNI Corporation, Ozark Merger Sub, Inc. and Kimball International, Inc., dated as of March 7, 2023 (incorporated by reference herein by reference to Exhibit 2.1 to HNI Corporation’s Current Report on Form 8-K, filed on March 10, 2023).

10.1
First Additional Loan Amendment to Term Loan Credit Agreement, by and among HNI Corporation, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent, dated as of May 25, 2023.

10.2
First Additional Loan Amendment to Fourth Amended and Restated Credit Agreement, by and among HNI Corporation, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent, dated as of June 1, 2023.

99.1	Joint Press Release issued by HNI and Kimball, dated June 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and HNI agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that HNI may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023	HNI Corporation

	By:	/s/ Marshall H. Bridges
	Name:	Marshall H. Bridges
	Title:	Senior Vice President and Chief Financial Officer